UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2008

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30009
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

AtheroGenics, Inc. (the “Company”) is required to file monthly operating reports in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”). On November 20, 2008, the Company filed its monthly operating report for the period from October 15, 2008 to October 31, 2008 with the Bankruptcy Court.  Selected financial information for the full month of October included in the monthly operating report (the “Selected Financial Information”) is attached hereto as Exhibit 99.1.

    The information contained in the Selected Financial Information is preliminary and subject to revision, and the Company cautions readers not to place undue reliance upon this information. The Selected Financial Information is unaudited, in a format prescribed by applicable bankruptcy laws, and has not been prepared in conformity with generally accepted accounting principles. The information in the Selected Financial Information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Selected Financial Information should not be viewed as indicative of future results and should not be used for investment purposes.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished as part of this current report on Form 8-K.

Exhibit No.		Description

99.1	–	Selected Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: December 3, 2008	By: /s/ MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

99.1	–	Selected Financial Information